Exhibit 10.2

AMENDMENT NO. 2 TO MASTER FRAMEWORK AGREEMENT

This AMENDMENT NO. 2 TO MASTER FRAMEWORK AGREEMENT (this “Amendment”), is made and entered into as of April 27, 2020 (the “Amendment Date”), by and among each of:

MUFG Bank, Ltd., a Japanese banking corporation (“MUFG”), as buyer (“Buyer”);

Hill-Rom Company, Inc., an Indiana corporation (“Hill-Rom Company”), Hill-Rom Manufacturing, Inc., an Indiana corporation (“Hill-Rom Manufacturing”), and each Additional Seller from time to time party hereto, as sellers (each, a “Seller” and, collectively, the “Sellers”);

Hill-Rom Company, as agent for the Sellers (in such capacity, “Sellers’ Agent”); and

solely for purposes of Section 4.5 of this Amendment, Hill-Rom Holdings, Inc., an Indiana corporation, as guarantor (“Guarantor”),

and amends that certain Master Framework Agreement dated as of May 4, 2018, by and among Buyer, Sellers’ Agent and the Sellers, as amended by Amendment No. 1 thereto dated as of May 3, 2019 (the “Framework Agreement” and, as amended hereby, the “Amended Framework Agreement”). Each of Buyer, Sellers’ Agent and each Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into the Framework Agreement and certain other Transaction Agreements for the purpose of providing the Sellers with a facility under which Buyer will enter into certain sale and repurchase agreements with each Seller with respect to their respective Seller Notes;

WHEREAS, Guarantor entered into the Guaranty in favor of Buyer and the other Beneficiaries (as defined in the Guaranty) pursuant to which Guarantor guaranteed the payment and performance of all obligations, liabilities and indebtedness owed by Sellers’ Agent and the Sellers under the Transaction Agreements; and

WHEREAS, the Parties now wish to extend the Facility Term and amend certain other provisions of the Framework Agreement.

agreement

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties and, solely for purposes of Section 4.5 of this Amendment, Guarantor agree as follows:

1.       Interpretation.

1.1       Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Framework Agreement (including Schedule 1 thereto).

1.2       Construction. The rules of construction set forth in Section 1.2 of the Framework Agreement shall apply to this Amendment.

2.       Amendments.

The Framework Agreement is hereby amended, effective from and after the Amendment Date, as follows:

2.1       Schedule 1 to the Framework Agreement is hereby amended by inserting each of the following new definitions in alphabetical order:

“Adjusted LIBOR” means, with respect to any Transaction Period, the interest rate per annum determined by Buyer by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if it is no longer making such rates available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by Buyer from time to time) at approximately 11:00 a.m. (London, England time) for deposits in U.S. Dollars with a duration comparable to such Transaction Period on the second London Banking Day preceding the first day of such Transaction Period (or if a rate cannot be determined under the foregoing, an interest rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) of the interest rates per annum at which deposits in U.S. Dollars with a duration comparable to such Transaction Period in a principal amount substantially equal to the Purchase Price for the applicable Transaction outstanding during such Transaction Period are offered to the principal London office of Buyer by three London banks, selected by Buyer in good faith, at approximately 11:00 a.m. (London, England time) on the second London Banking Day preceding the first day of such Transaction Period), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The calculation of Adjusted LIBOR may also be expressed by the following formula:

ICE LIBOR or appropriate successor

Adjusted LIBOR =

1.00 - Euro-Rate Reserve Percentage

Adjusted LIBOR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Buyer shall give prompt notice to Agent of Adjusted LIBOR as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if Adjusted LIBOR as determined herein would be less than zero (0.00), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

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“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Buyer and the Sellers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Adjusted LIBOR for U.S. Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of Adjusted LIBOR with an Unadjusted Benchmark Replacement for each applicable Transaction Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer and the Sellers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to ICE LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ICE LIBOR permanently or indefinitely ceases to provide ICE LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to Adjusted LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of ICE LIBOR announcing that such administrator has ceased or will cease to provide ICE LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ICE LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ICE LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for ICE LIBOR, a resolution authority with jurisdiction over the administrator for ICE LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for ICE LIBOR, which states that the administrator of ICE LIBOR has ceased or will cease to provide ICE LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ICE LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of ICE LIBOR announcing that ICE LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Buyer by notice to the Sellers.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to ICE LIBOR and solely to the extent that ICE LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced ICE LIBOR for all purposes hereunder in accordance with Section 4.5 and (y) ending at the time that a Benchmark Replacement has replaced ICE LIBOR for all purposes hereunder pursuant to Section 4.5.

“Compliance Certificate” has the meaning given to such term in the Credit Agreement.

“Credit Agreement Agent” has the meaning given to the term “Administrative Agent” in the Credit Agreement.

“Early Opt-in Election” means the occurrence of:

(1) a determination by Buyer that U.S. Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.5, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace ICE LIBOR, and

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(2) the election by Buyer to declare that an Early Opt-in Election has occurred and the provision by Buyer of written notice of such election to the Sellers.

For the avoidance of doubt, an Early Opt-in Election shall only be successful if agreed to by the Sellers as set forth in Section 4.5.

“Euro-Rate Reserve Percentage” means, as of any date of determination, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“ICE LIBOR” has the meaning set forth in the definition of Adjusted LIBOR.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the city of London, England.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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2.2       The definition of Credit Agreement in Schedule 1 to the Framework Agreement is hereby deleted in its entirety and replaced with the following:

“Credit Agreement” means that certain Credit Agreement, dated as of August 30, 2019, among Guarantor, as lead borrower, Welch Allyn, Inc., as co-borrower, the other borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Fifth Third Bank and The Bank of Nova Scotia, as co-syndication agents, and Capital One, National Association, Goldman Sachs Bank USA, TD Bank, N.A., and Citibank, N.A., as co-documentation agents, and each lender from time to time party thereto, as amended, restated, waived, refinanced, or otherwise modified and in effect from time to time.

2.3       The definition of Fee Letter in Schedule 1 to the Framework Agreement is hereby amended by deleting the words “May 3, 2019” appearing therein and replacing them with “May 1, 2020”.

2.4       The definition of Scheduled Facility Expiration Date in Schedule 1 to the Framework Agreement is hereby amended by deleting the words “May 1, 2020” appearing therein and replacing them with “April 26, 2021”.

2.5       Article 4 of the Framework Agreement is amended by inserting the following at the end thereof as a new Section 4.5:

4.5        Effect of Benchmark Transition Event

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Agreement, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Buyer and the Sellers may amend this Agreement to replace Adjusted LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Buyer has delivered such proposed amendment to the Sellers so long as Buyer has not received, by such time, written notice of objection to such amendment from the Sellers. Any such amendment with respect to an Early Opt-in Election will become effective on the date that the Sellers have delivered to Buyer written notice that such Sellers accept such amendment. No replacement of Adjusted LIBOR with a Benchmark Replacement pursuant to this Section 4.5 will occur prior to the applicable Benchmark Transition Start Date.

(b)       Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Agreement (including any Master Repurchase Agreement), any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

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(c)       Notices; Standards for Decisions and Determinations. Buyer will promptly notify the Sellers of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Buyer pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.5.

(d)       Benchmark Unavailability Period. Upon the Sellers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Sellers may revoke any Transaction Notice with respect to any Transaction to be entered into during any Benchmark Unavailability Period. For purposes of any Transaction entered into during any Benchmark Unavailability Period, Buyer’s actual cost of funds shall be used instead of Adjusted LIBOR in determining the Pricing Rate for such Transaction.

2.6       Section 5.1(p) of the Framework Agreement is hereby amended by deleting each reference to “December 31, 2017” appearing therein and replacing each such reference with “December 31, 2019”.

2.7       Section 5.3(q) of the Framework Agreement is hereby amended by adding the following to the end thereof: “Each Seller shall also deliver (or cause to be delivered) to Buyer, concurrently with the delivery thereof to the Credit Agreement Agent, copies of each Compliance Certificate delivered (or required to be delivered) to the Credit Agreement Agent pursuant to the terms of the Credit Agreement.”

3.       Representations, Warranties, Undertakings and Agreements.

3.1       Sellers. In entering into this Amendment, each Seller hereby makes or repeats (as applicable) to Buyer as of the Amendment Date (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Framework Agreement and each other Transaction Agreement to which such Seller is a party, and such representations and warranties shall be deemed to include this Amendment. Each Seller further represents that it has complied in all material respects with all covenants and agreements applicable to it under the Framework Agreement and each of the other Transaction Agreements to which it is a party.

3.2       Certain Buyer Acknowledgements. Buyer hereby acknowledges that it has received notice of the substantially concurrent amendments to the Securitization Facility Documents, to be effective on or about the date hereof (the “Securitization Facility Amendments”), in accordance with Section 5.3(r) of the Framework Agreement, and has not elected to terminate the Facility Term pursuant to the definition of “Facility Expiration Date”. Buyer agrees that, notwithstanding Section 5.3(h) of the Framework Agreement, any extension, amendment or other modification of any Seller Note pursuant to the Securitization Facility Amendment shall not constitute a breach or other violation of such Section 5.3(h).

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4.       Miscellaneous.

4.1       Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 4.1.

4.2       Replacement Fee Letter. The Parties acknowledge and agree that, in connection with this Amendment and as a condition to the effectiveness hereof, Buyer and the Sellers are entering into a replacement Fee Letter Agreement, dated as of the Amendment Date (the “Replacement Fee Letter”), which shall constitute a Transaction Agreement under the Amended Framework Agreement and shall in all respects replace and supersede the prior Fee Letter Agreement entered into among Buyer and the Sellers on the First Amendment Effective Date (the “Prior Fee Letter”). The Parties further acknowledge and agree that, effective from and after the Amendment Date, the Prior Fee Letter shall be terminated and have no further force or effect, and as reflected in Section 2.1 of this Amendment, all references in the Framework Agreement and the other Transaction Agreements to the Fee Letter shall be deemed references to the Replacement Fee Letter.

4.3       Amendments to Master Repurchase Agreements. The Parties acknowledge and agree that, in connection with this Amendment and as a condition to the effectiveness hereof, Buyer and the applicable Sellers are entering into (i) that certain Amendment No. 1 to Hill-Rom Company Master Repurchase Agreement dated as of the Amendment Date (the “HRC MRA Amendment”) and (ii) Amendment No. 1 to Hill-Rom Manufacturing Master Repurchase Agreement dated as of the Amendment Date (the “HRM MRA Amendment” and, together the HRC MRA Amendment, the “MRA Amendments”). The Parties further acknowledge and agree that, effective from and after the Amendment Date, all references in the Framework Agreement and the other Transaction Agreements (x) to the Hill-Rom Company Master Repurchase Agreement shall be deemed to be references to such agreement as amended by the HRC MRA Amendment (as so amended, the “Amended HRC MRA”) and (y) to the Hill-Rom Manufacturing Master Repurchase Agreement shall be deemed to be references to such agreement as amended by the HRM MRA Amendment (as so amended, the “Amended HRM MRA” and, together with the Amended HRC MRA, the “Amended Master Repurchase Agreements”). Each of the Amended Master Repurchase Agreements shall constitute a Transaction Agreement under the Amended Framework Agreement.

4.4       Ratification and Amendment to Transaction Agreements. Except as amended hereby or as otherwise specified in Sections 4.2 and 4.3 hereof, each of the other Transaction Agreements remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Amendment Date, (i) all references to the Framework Agreement in any other Transaction Agreement shall be deemed to be references to the Amended Framework Agreement, (ii) any amendment in this Amendment or either of the MRA Amendments of a defined term in the Framework Agreement or either of the Master Repurchase Agreements, as the case may be, shall apply to terms in any other Transaction Agreement which are defined by reference to the Framework Agreement or such Master Repurchase Agreement, and (iii) this sentence shall be effective to amend each of the relevant Transaction Agreements (including each Master Repurchase Agreement and each Annex thereto) to the extent necessary to give effect to the foregoing clauses (i) and (ii).

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4.5       Guarantor Acknowledgment and Consent. Guarantor hereby acknowledges the Parties’ entry into this Amendment and consents to the terms and conditions hereof (including with respect to the Replacement Fee Letter and each of the MRA Amendments), it being understood that such terms and conditions may affect the extent of the Guaranteed Obligations (as defined in the Guaranty) for which Guarantor may be liable under the Guaranty. Guarantor further confirms and agrees that the Guaranty remains in full force and effect after giving effect to this Amendment and, for the avoidance of doubt, acknowledges that any amendment herein or in either of the MRA Amendments to a defined term in the Framework Agreement or in either of the Master Repurchase Agreements (as the case may be) shall apply to terms in the Guaranty which are defined by reference to the Framework Agreement or either Master Repurchase Agreement.

4.6       GOVERNING LAW. This AMENDMENT shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof other than sections 5-1401 and 5-1402 of the New York General Obligations Law.

4.7       Expenses. All reasonable legal fees and expenses of Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Sellers promptly on demand.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Buyer:

MUFG Bank, Ltd.
By:	/s/ Thomas Giuntini
Name:	Thomas Giuntini
Title:	Managing Director

[SIGNATURE PAGEs CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 2 to Master Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Seller and Sellers’ Agent:

Hill-Rom Company, Inc.
By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	President

[SIGNATURE PAGEs CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 2 to Master Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Seller:

Hill-Rom Manufacturing, Inc.
By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	President

[SIGNATURE PAGEs CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 2 to Master Framework Agreement]

IN WITNESS WHEREOF, Guarantor has executed this Amendment (solely for purposes of Section 4.5 hereof) as of the date first written above.

Guarantor:

Hill-Rom Holdings, Inc.
By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Master Framework Agreement]